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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 2, 2002 relating to the financial statements and financial statement schedule, which appears in Quixote Corporation's Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the references under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP Chicago, Illinois July 8, 2003.

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Consent of Independent Accountants